Exhibit 99.1

NorthStar Realty Finance Announces Private Offering of

$75 Million Exchangeable Senior Notes Due 2032

NEW YORK, NY, June 6, 2012 - NorthStar Realty Finance Corp. (NYSE: NRF) (the “Company”) announced today that NorthStar Realty Finance Limited Partnership, the operating partnership through which the Company conducts its operations, has commenced a private offering, subject to market conditions, of $75 million aggregate principal amount of the operating partnership’s exchangeable senior notes due 2032, plus an additional $11.25 million aggregate principal amount of notes that may be issued at the option of the initial purchasers to cover over-allotments within 30 days of the initial sale of the notes.  The notes will be senior unsecured obligations of the operating partnership, exchangeable for cash, shares of the Company’s common stock, or a combination of cash and shares of the Company’s common stock, at the operating partnership’s option.  Each of the Company and NRFC Sub-REIT Corp., a subsidiary of the operating partnership, intends to guarantee the payment of amounts due on the notes.

The Company intends to use the net proceeds of the offering to make investments relating to its business, to repurchase or pay its liabilities and for general corporate purposes.

The notes will be offered and sold only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).  The notes and any shares of the Company’s common stock that may be issued upon exchange of the notes have not been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About NorthStar Realty Finance Corp.

NorthStar Realty Finance Corp. is a finance real estate investment trust that originates, acquires and manages portfolios of commercial real estate debt, commercial real estate securities and net lease properties.  In addition, NorthStar engages in asset management and other activities related to real estate and real estate finance.

Safe-Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words like “expect,” “will,” “intend” and similar expressions. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, changes in economic conditions generally and the real estate and bond markets specifically, completion of the offering on the terms described in the offering materials, if at all, and use of proceeds from the sale of the notes. Factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and its other filings with the SEC. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

For Further Information:

Investor Relations

Joe Calabrese

(212) 827-3772